SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 30, 2004

Date of Report (Date of earliest event reported)

Tripos, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Exhibit Index on Page 3

Item 7. Information Provided Under Item 7 Regulation FD Disclosure

The following information is furnished pursuant to Item 7, Regulation FD Disclosure.

On September 30, 2004, Tripos, Inc. issued a press release announcing the amendment and extension of its contract with Schering AG. A copy of Tripos, Inc.'s press release is incorporated herein by reference and is furnished as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ B. James Rubin

B. James Rubin

Sr. Vice President

Chief Financial Officer

Date: September 30, 2004

INDEX TO EXHIBITS

Exhibit No. Description

99.1 Press release, dated September 30, 2004, issued by Tripos, Inc.

Exhibit 99.1

Tripos, Inc.

Jim Rubin

Chief Financial Officer

(314) 647-8837

Waggener Edstrom Bioscience

Lisa Osborne

Account Director

(425) 638-7134

lisao@wagged.com

For Release 6 a.m. EDT

Sept. 30, 2004

Tripos Amends and Extends Informatics Contract With Schering

New Agreement Covers Final Development Phase and Deployment
Of Industry-Leading Enterprise Technology

ST. LOUIS -- Sept. 30, 2004 -- Tripos, Inc. (Nasdaq: TRPS), a leading provider of drug discovery informatics products and chemistry research, today announced that it has expanded its contract with Schering AG, Germany (NYSE: SHR) that governs the companies' ongoing discovery informatics collaboration on the Enterprise Chemical Information Management System (ECIMS).

"The expanded Schering contract, which now also includes the final development and deployment of the initial phase of the new system, provides Tripos with increased incremental funding that we believe will adequately cover our cost to complete the project," said Dr. John P. McAlister, president and chief executive officer at Tripos. "The new agreement includes scheduled development milestones with completion anticipated by mid-2005."

"Schering looks forward to continuing its long-standing, productive collaboration with Tripos and deploying ECIMS, which we view as an important advance in our drug discovery processes," said Professor Dr. Rainer Metternich, head of Research Center Europe at Schering.

When ECIMS 1.2 is deployed in 2005, it will allow Schering scientists to manage their chemical research plans more efficiently, permitting them to access information from across the organization to prioritize experiments, avoid redundant experiments, and determine what materials they have on hand to use in their research process.

ECIMS uses the Tripos Electronic Notebook™ (TEN), the auspyx™ data cartridge and Tripos' proprietary ChemCore™ technologies. Scientists enter their research plans, observations, results, analyses and conclusions in TEN, creating an integrated, searchable knowledge base. The auspyx technology allows them to search and store different types of chemical structures without having to consider variations in database architectures. And ChemCore, which is the heart of the system, integrates library production processes, while tracking chemistry, chemicals and scientist activities. ECIMS is specifically designed to improve workflow and increase collaboration across teams throughout Schering's global organization.

"ECIMS is a complex and ambitious undertaking, but through our partnership with Schering we have been able to create an informatics solution unlike any other that has the power and potential to significantly impact the way research is being performed today. We look forward to expanding our existing relationship with Schering and seeing the fruit of our labor in action," Dr. McAlister said.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Tripos partners with clients to accelerate and improve the creation of life-enhancing products. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Headquartered in St. Louis, Mo., Tripos spans the world with global research operations and an international client base. Further information on Tripos can be found at http://www.tripos.com/.

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This press release may contain certain statements that are forward-looking and involve risks and uncertainties. Words such as "expects," "anticipates," "projects," "estimates," "intends," "plans," "believes," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and projections made by management and are not guarantees of future performance. Therefore, actual events, outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. We have identified certain factors that could cause actual results to differ materially from the forward-looking statements in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.